UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 25, 2006 (October 23, 2006)

RTO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15579	84-0348444
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

307 South Main Street
Pratt, Kansas 67124
(Address of Principal Executive Offices)

(620) 672-2814
Registrant’s Telephone Number, Including Area Code:

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure Of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On and effective as of October 23, 2006, the following events occurred:

(a) Dr. Patrick N. Barker resigned as the president and chief executive officer of RTO Holdings, Inc. (the “Registrant”). Mr. Barker will, however, continue to serve on the board of directors and will become the board’s executive chairman. The board named Gary C. Evans as the Registrant’s new president and chief executive officer.

(b) The number of directors of the Registrant was increased from one (1) to six (6) and in connection therewith the following persons were elected to the board: Gary C. Evans, Butch Meibergen II, Porter Loomis, Wallace A. Stanberry and Jerry Nash. The term for each of these new directors will expire at the 2007 annual meeting of shareholders of the Registrant.

(c) The board made the following appointments and changes in title to its management team. Mr. H. Richard Jarboe is now the executive vice president - chief operating officer; Mr. Lane Hamm is now the executive vice president - chief financial officer; Mr. Joshua Barker is now the executive vice president - marketing; Mr. Timothy Barker is now the executive vice president - development; Mr. Jerry Nash is newly appointed as executive vice president - distribution director and Mr. Frank H. Moore is newly appointed as vice president - plant operations.

Appointment of Mr. Evans as President and CEO.

Mr. Evans, age 49, became the Registrant’s president and chief executive officer and a member of the Registrant’s board of directors on October 23, 2006. Mr. Evans is also currently the chairman and chief executive officer and founder of GreenHunter Energy, a reporting renewable energy company. He has held such position since the inception of GreenHunter Energy in 2006. Mr. Evans is also currently a principal of Global Hunter Holdings, L.P., the parent of Global Hunter Securities, LLC. He has acted as a principal of Global Hunter Holdings since 2005. From 1985 to June 2006, Mr. Evans was the chairman, president and chief executive officer of Magnum Hunter Resources, Inc., a New York Stock Exchange listed company, until its $2.2 billion sale to Cimarex Energy Company in June 2006. Mr. Evans is also currently the chairman of the board of directors of Novavax, Inc., a NASDAQ listed pharmaceutical company. Mr. Evans expects to spend approximately 75% of his business time on the business and affairs of the Registrant.

Mr. Evans is not related to any officer, director or affiliate of the Registrant. Mr. Evans is not a party to any pending legal proceeding, nor has he been subject to a bankruptcy petition filed against him, nor been convicted in, or subject to, any criminal proceeding. As noted above, Mr. Evans is a principal of the parent company that controls Global Hunter Securities. Global Hunter Securities and the Registrant are parties to an exclusive financial advisory agreement pursuant to which Global Hunter would be entitled to transaction based commissions in connection with certain offerings of the Registrant’s securities and certain debt financings.

The Registrant has not yet entered into an employment agreement with Mr. Evans, however, it plans to do so in the near future. Upon entering into an employment agreement with Mr. Evans, the Registrant will file a copy of such agreement as an exhibit to a current report of the Registrant on Form 8-K. A press release announcing the appointment of Mr. Evans is attached as Exhibit 99.1 to this Form 8-K.

Newly Appointed Directors

Mr. Meibergen, age 50, became a director of the Registrant on October 23, 2006. Mr. Meibergen is the president of Johnston Grain and Johnston Enterprises (Holding Company) and has held such position since 1991. Prior to that, Mr. Meibergen was, starting from 1979, a grain merchandiser for Johnston Grain. Mr. Meibergen graduated from Oklahoma State University in 1979 with a BS degree in Agricultural Economics. Mr. Meibergen is not a director of any other public company.

Mr. Loomis, age 43, became a director of the Registrant on October 23, 2006. Mr. Loomis is the chief executive officer of The Peoples Bank of Pratt, Kansas and has held such position since 1999. Prior to that, Mr. Loomis was an associate with the Prudential Corporate Finance Group in Newark, New Jersey. His responsibilities included the analysis, documentation, and structuring of private debt placements, leveraged buyout transactions, and cashout of leveraged buyout holdings. Mr. Loomis graduated from Carleton College, Northfield, Minnesota, with a BA degree in Economics in 1985 and received an MBA in finance and accounting from Cornell University, Ithaca, New York, in 1987. Mr. Loomis is not a director of any other public company.

Mr. Stanberry, age 85, became a director of the Registrant on October 23, 2006. Mr. Stanberry has been President of Transpetco Transport Company since 1969. Mr. Stanberry graduated from Louisiana State University with a degree in Petroleum Engineering. Mr. Stanberry is not a director of any other public company.

Mr. Nash, age 46, became a director of the Registrant on October 23, 2006. Mr. Nash has been a shareholder and director of Orion Ethanol, LLC since its inception. Prior to that, Mr. Nash served as President and CEO of Nash Oil & Gas, Inc., since 1993. Mr. Nash is not a director of any other public company.

Other Information Regarding the Newly Appointed Directors

There is no arrangement or understanding between any of the persons named above pursuant to which such person was selected as a director. Except as otherwise disclosed in this report with respect to Mr. Evans, none of the directors was involved in any transaction during the last two years, or proposed transactions in which they had or are to have a direct or indirect material interest.

The board of directors has verbally agreed to compensate the independent directors on terms which are yet to be determined and which terms will be disclosed by the Registrant when available. A press release announcing the appointment of the new directors is attached as Exhibit 99.2 to this Form 8-K.

Newly Appointed Officers

Frank H. Moore, age 54, became our Vice President - Plant Operations on October 23, 2006. Prior to that, Mr. Moore served as Vice President of Parallel Products, one of the Nation’s largest processors of liquid wastes, where he started as their National Operations Manager in May 2000, with responsibilities for four plants in the US and Canada. From 1994 until 2000, Mr. Moore served as General Manager of a fuel ethanol partnership for Farmland Industries, working out of South Dakota. Prior to that time he served as Senior Vice President for Kentucky Agricultural Energy Corp., a Chevron alternative fuels investment. Frank has been a member of the Board of the Renewable Fuels Association, the trade association for the renewable fuels industry located in Washington, DC, where he served on its executive committee as Treasurer. Mr. Moore has also served as an ethanol industry lobbyist, and has sat on several U.S. Senatorial advisory committees. He received his Bachelor’s Degree from Western Kentucky University in Biology and Biophysics. Mr. Moore is not related to any officer, director or affiliate of the Registrant. Mr. Moore is not a party to any pending legal proceeding, nor has he been subject to a bankruptcy petition filed against him, nor been convicted in, or subject to, any criminal proceeding. Mr. Moore was not involved in any transaction during the last two years, or proposed transactions in which he had or is to have a direct or indirect material interest.

The Registrant has not yet entered into an employment agreement with Mr. Moore, however, it plans to do so in the near future. Upon entering into an employment agreement with Mr. Moore, the Registrant will file a copy of such agreement as an exhibit to a current report of the Registrant on Form 8-K.

The biographical information for the other officers named, but not disclosed, in this report are incorporated by reference to the Form 8-K filed with the Securities and Exchange Commission on August 29, 2006.

The press release announcing the leadership and board changes is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

99.1	Press Release dated October 24, 2006.

99.2	Press Release dated October 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTO Holdings, Inc.

Date: October 25, 2006

/s/ Gary C. Evans
Gary C. Evans
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release dated October 24, 2006.

99.2	Press Release dated October 24, 2006.